Exhibit 4.3

TRACTOR SUPPLY COMPANY

FORM OF SUBORDINATED INDENTURE

Dated as of __________________

between

Tractor Supply Company

as Company

and

Regions Bank

as Trustee

Subordinated Debt Securities

TRACTOR SUPPLY COMPANY

Reconciliation and tie showing the location in the Indenture dated as of [______________], 20[__] of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act of 1939, as amended.

Trust Indenture Act Section	Indenture Section
SECTION 310 (a) (1)	7.9
SECTION 310 (a) (2)	7.9
SECTION 310 (b)	7.7, 7.9
SECTION 311 (a)	7.10
SECTION 311 (b)	7.10
SECTION 312 (a)	2.6
SECTION 312 (b)	10.2
SECTION 312 (c)	10.2
SECTION 313 (a)	7.11
SECTION 313 (b)	7.11
SECTION 313 (c)	7.11
SECTION 313 (d)	7.11
SECTION 314 (a)	4.2, 4.5
SECTION 314 (c) (1)	10.3
SECTION 314 (c) (2)	10.3
SECTION 314 (e)	10.4
SECTION 316 (a)	1.1
SECTION 316 (a) (1) (A)	6.12
SECTION 316 (a) (1) (B)	6.13
SECTION 316 (b)	6.8
SECTION 317 (a) (1)	6.3
SECTION 317 (a) (2)	6.4
SECTION 317 (b)	2.5
SECTION 318 (a)	1.4

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

2

i

Indenture dated as of _________, 2026 between Tractor Supply Company, a Delaware corporation, (the “Company”), and Regions Bank, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Securities (as defined below) issued under this Indenture.

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or Transfer Agent or any other agent appointed pursuant to this Indenture.

“Board of Directors” means the Board of Directors of the Company, or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certification and delivered to the Trustee.

“Business Day” means any day except a Saturday, Sunday or a Legal Holiday in the City of New York on which banking institutions or the Corporate Trust Office are authorized or required by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) in the equity of such Person.

“Certificated Securities” means definitive Securities in registered non-global certificated form.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means a written order signed in the name of the Company by one of the Company’s Officers.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which, as of the date hereof is the address set forth in Section 10.1.

“Default” means any event that is, or after notice or lapse of time or both, would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary for such Series by the Company which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.

“Dollars” or “$” means the currency of the United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means accounting principles generally accepted in the United States of America, which are in effect as of the date of application thereof.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Government Obligations” means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation evidenced by such depository receipt.

“Holder” or “Securityholder” means a Person in whose name a Security is registered in the register maintained by the Registrar.

“Indenture” means this Indenture as amended or supplemented from time to time and shall include the form and terms of each Series of Securities established as contemplated hereunder.

“Issue Date” means, with respect to any Security, the date of original issuance of such Security.

“Maturity” means, when used with respect to any Security, the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice-President (whether or not designated by a number or numbers or a word or words added before or after the title “Vice President”), the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Secretary, the Controller, any Assistant Treasurer, any Assistant Secretary, or any Assistant Controller of the Company.

“Officers’ Certificate” means a certificate signed by (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice-President, the Chief Financial Officer or the Chief Operating Officer, and (2) the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion of legal counsel that is acceptable to the Trustee. The counsel may be a direct or indirect employee of or counsel to the Company.

“Periodic Offering” means an offering of the Securities of a Series from time to time, during which any or all of the specific terms of the Securities, including the rate or rates of interest, if any, thereon, the maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities in accordance with the terms of the relevant supplemental indenture.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or any other entity, including any government or any agency or political subdivision thereof.

“Principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject who shall have direct responsibility for the administration of this Indenture.

“Restricted Security” means, with respect to any Series of Securities, a Security of such Series, unless or until it has been (i) disposed of in a transaction registered under the Securities Act pursuant to a registration statement with respect to such Series or (ii) distributed to the public pursuant to Rule 144 under the Securities Act or any similar provision then in force.

“SEC” means the Securities and Exchange Commission.

“Securities” means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means, without duplication, the principal, premium (if any) and unpaid interest on all present and future (i) indebtedness of the Company for borrowed money, (ii) obligations of the Company evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of the Company under (a) interest rate swaps, caps, collars, options and similar arrangements, (b) any foreign exchange contract, currency swap contract, futures contract, currency option contract, or other foreign currency hedge, and (c) credit swaps, caps, floors, collars and similar arrangements, (iv) Indebtedness incurred, assumed or guaranteed by the Company in connection with the acquisition by it or a Subsidiary of any business, properties or assets (except purchase money indebtedness classified as accounts payable under generally accepted accounting principles), (v) all obligations and liabilities (contingent or otherwise) in respect of leases of the Company required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of the Company and all obligations and liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of the Company under such lease or related document to purchase or to cause a third party to purchase such leased property, (vi) reimbursement obligations of the Company in respect of letters of credit relating to indebtedness or other obligations of the Company that qualify as indebtedness or obligations of the kind referred to in clauses (i) through (v) above, and (vii) obligations of the Company under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above, in each case unless the instrument creating or evidencing the indebtedness or obligation or pursuant to which the same is outstanding expressly provides that such indebtedness or obligation is not senior in right of payment to the Securities or expressly provides that such indebtedness is subordinate to other indebtedness and obligations of the Company.

“Series” or “Series of Securities” means each series of Securities of the Company created pursuant to Sections 2.1 and 2.2 hereof.

“Stated Maturity” when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

“Subsidiary” of any specified Person means any corporation, partnership, limited liability company or other entity of which more than 50% of the total voting power of outstanding shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) is at the time owned (and, in the case of a partnership, more than 50% of whose total general partnership interests then outstanding is at the time owned), directly or indirectly, by such Person or other Subsidiaries of such Person or a combination thereof and, in the case of an entity other than a corporation or a partnership, such Person has the power to direct, directly or indirectly, the policies, management and affairs of such entity.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Trust Indenture Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the SEC under or in furtherance of the purpose of such Trust Indenture Act or provision, as the case may be.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series, which shall be appointed pursuant to a supplemental indenture.

“Unrestricted Securities” means, with respect to any Series of Securities, a Security (i) disposed of in a transaction registered under the Securities Act pursuant to a registration statement with respect to such Series or (ii) distributed to the public pursuant to Rule 144 under the Securities Act or any similar provision then in force.

Section 1.2 Other Definitions.

Term	Defined in Section
“Bankruptcy Law”	6.1
“covenant defeasance”	8.1(b)
“Custodian”	6.1
“Events of Default”	6.1
“Judgment Currency”	10.14
“legal defeasance”	8.1(c)
“Legal Holiday”	10.6
“New York Banking Day”	10.14
“Paying Agent”	2.4
“Registrar”	2.4
“Related Proceeding”	10.16
“Required Currency”	10.14
“Transfer Agent”	2.4

Section 1.3 Rules of Construction.

Unless the context otherwise requires:

(a)	a term has the meaning assigned to it;

(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)	“or” is not exclusive and “including” means including without limitation;

(d)	words in the singular include the plural, and in the plural include the singular; and

(e)	provisions apply to successive events and transactions.

Section 1.4 Conflict with Trust Indenture Act; Incorporation by Reference.

If any provision hereof limits, qualifies or conflicts with the duties imposed by any of §§ 310 through 317, inclusive, of the TIA through the operation of § 318(c) thereof, such imposed duties shall control.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“default” means Event of Default.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

ARTICLE II.

THE SECURITIES

Section 2.1 Issuable in Series.

The aggregate principal amount of the Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in, or pursuant to a Board Resolution, Officers’ Certificate or supplemental indenture establishing the terms of such Series of Securities.

Section 2.2 Establishment of Terms of Series of Securities.

At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2.1 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.29) by or pursuant to a Board Resolution, Officers’ Certificate or supplemental indenture:

2.2.1	the title of the Series of Securities (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

2.2.2

any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for the Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6);

2.2.3	the date or dates on which the principal of and premium, if any, on the Securities of the Series is payable;

2.2.4

the rate or rates, which may be fixed or variable, at which the Securities of the Series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year or twelve 30-day months;

2.2.5

the date or dates from which interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

2.2.6

the place or places where the principal of, and premium, if any, and interest on, the Securities of the Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company with respect to the Securities of such Series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means if other than as set forth in this Indenture;

2.2.7	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

2.2.8

if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company if other than as set forth in this Indenture;

2.2.9

the obligation, if any, of the Company to redeem, purchase or repay, if other than as set forth herein, the Securities of the Series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, the Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

2.2.10	the terms of any repurchase or remarketing rights;

2.2.11	if other than denominations of $2,000 or integral multiples of $1,000 in excess thereof, the denominations in which the Securities of the Series shall be issuable;

2.2.12	the forms of the Securities of the Series including the form of the Trustee’s certificate of authentication for such Series;

2.2.13	any trustees, authenticating agents or paying agents with respect to the Securities of the Series, if different from those set forth in this Indenture;

2.2.14

if the Securities of the Series shall be issued in whole or in part in the form of one or more Global Securities, the type of Global Securities to be issued; the terms and conditions, if different from those contained in this Indenture, upon which such Global Securities may be exchanged in whole or in part for other individual Securities in definitive registered form; the Depositary for such Global Securities; and the form of any legend or legends to be borne by any such Global Securities in addition to or in lieu of the legend referred to in Section 2.14.2;

2.2.15	any provisions granting special rights to Holders when a specified event occurs;

2.2.16

if the amount of principal of or any premium or interest on the Securities of any Series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

2.2.17	any special tax implications of the Securities, including provisions for original issue discount securities, if offered;

2.2.18	whether and upon what terms the Securities of the Series may be defeased if different from the provisions set forth in this Indenture;

2.2.19	with regard to the Securities of any Series that do not bear interest, the dates for certain required reports to the Trustee;

2.2.20

whether the Securities of any Series will be issued as Unrestricted Securities or Restricted Securities, and, if issued as Restricted Securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

2.2.21	any guarantees on the Securities of the Series;

2.2.22	the currency or currencies in which payment of the principal of, and premium, if any, and interest on, the Securities of the Series shall be payable;

2.2.23

if the principal amount payable at the Stated Maturity of the Securities of the Series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the portion of the principal amount thereof that will be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2 or upon any maturity other than the Stated Maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

2.2.24	the provisions, if any, relating to any security provided for the Securities of the Series;

2.2.25

any additional restrictive covenants or Events of Default that will apply to the Securities of the Series, or any changes to the restrictive covenants set forth in Article IV or the Events of Default set forth in Section 6.1 that will apply to the Securities of the Series, which may consist of establishing different terms or provisions from those set forth in Article IV or Section 6.1 or eliminating any such restrictive covenant or Event of Default with respect to the Securities of the Series;

2.2.26	any Depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Securities of such Series if other than those appointed herein;

2.2.27

whether the Securities of the Series will be convertible into or exchangeable for other Securities, common shares or other securities of any kind of the Company or another obligor, and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Company’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

2.2.28	the subordination terms of the Securities of the Series; and

2.2.29

any and all additional, eliminated or changed terms that shall apply to the Securities of the Series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of the Securities of that Series.

The Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, Officers’ Certificate or supplemental indenture referred to above.

Section 2.3 Execution and Authentication.

An Officer of the Company shall sign the Securities for the Company by manual, electronic or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate the Securities for original issue in the principal amount provided in the Board Resolution, Officers’ Certificate or supplemental indenture, upon receipt by the Trustee of a Company Order. Each Security shall be dated the date of its authentication unless otherwise provided by the relevant Board Resolution, Officers’ Certificate or supplemental indenture.

Notwithstanding the provisions of Section 2.2 and the preceding paragraph, in the case of Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with a Company Order or such other procedures acceptable to the Trustee as may be specified by or pursuant to a supplemental indenture or the written order of the Company delivered to the Trustee prior to the time of the first authentication of the Securities of such Series.

The aggregate principal amount of the Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, Officers’ Certificate or supplemental indenture delivered pursuant to Section 2.2.

Prior to the issuance of the Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on: (a) the Board Resolution, Officers’ Certificate or supplemental indenture establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers’ Certificate complying with Section 10.4, and (c) an Opinion of Counsel complying with Section 10.4. With respect to Securities of a Series subject to a Periodic Offering, the Trustee conclusively may rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the written order of the Company, Opinion of Counsel, Officers’ Certificate and other documents delivered pursuant to this Section 2.3 at or prior to the time of the first authentication of the Securities of such Series unless and until such written order, Opinion of Counsel, Officers’ Certificate or other documents have been superseded or revoked, and written notice thereof is provided to the Trustee, or expire by their terms.

The Trustee shall have the right to decline to authenticate and deliver the Securities of any Series: (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; (b) if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability or (c) if the Trustee in good faith shall determine that the terms of any such Securities as set forth in the Board Resolutions or Officer’s Certificate would materially adversely affect it.

The Trustee may appoint an authenticating agent to authenticate the Securities. An authenticating agent may authenticate the Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.4 Registrar, Paying Agent and Transfer Agent.

The Company will maintain one or more paying agents (each, a “Paying Agent”) for the Securities. The initial Paying Agents will be Regions Bank and thereafter “Paying Agent” shall mean or include each Person who is then a Paying Agent hereunder, and if at any time there is more than one such Person, “Paying Agent” as used with respect to the Securities of any Series shall mean the Paying Agent with respect to the Securities of that Series. The Company, upon written notice to the Trustee accompanied by an Officers’ Certificate, may appoint one or more paying agents, other than the Trustee, for all or any Series of the Securities. If the Company fails to appoint or maintain another entity as paying agent, the Trustee shall act as such. The Company or any of its Subsidiaries, upon notice to the Trustee, may act as paying agent.

The Company will maintain one or more registrars (each, a “Registrar”) for the Securities. The initial Registrar will be Regions Bank and thereafter “Registrar” shall mean or include each Person who is then a Registrar hereunder, and if at any time there is more than one such Person, “Registrar” as used with respect to the Securities of any Series shall mean the Registrar with respect to the Securities of that Series. The Company, upon written notice to the Trustee accompanied by an Officers’ Certificate, may appoint one or more registrars, other than the Trustee, for all or any series of the Securities. If the Company fails to appoint or maintain another entity as registrar, the Trustee shall act as such. The Company or any of its Subsidiaries, upon notice to the Trustee, may act as registrar.

The Company will also maintain a transfer agent (each, a “Transfer Agent”) for the Securities. The initial Transfer Agent will be Regions Bank and thereafter “Transfer Agent” shall mean or include each Person who is then a Transfer Agent hereunder, and if at any time there is more than one such Person, “Transfer Agent” as used with respect to the Securities of any Series shall mean the Transfer Agent with respect to the Securities of that Series. The Company, upon written notice to the Trustee accompanied by an Officers’ Certificate, may appoint one or more transfer agents, other than the Trustee, for all or any series of the Securities. If the Company fails to appoint or maintain another entity as transfer agent, the Trustee shall act as such. The Company or any of its Subsidiaries, upon notice to the Trustee, may act as transfer agent.

The Company may change any Paying Agent, Registrar or Transfer Agent for its Securities without prior notice to the Holders.

Section 2.5 Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent appointed by it other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have No further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent.

Section 2.6 Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.

Section 2.7 Transfer and Exchange.

Where the Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if the requirements for such transactions set forth in this Indenture are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate the Securities at the Registrar’s request upon the Trustee’s receipt of a Company Order from the Company. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6).

Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange the Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the delivery of a notice of redemption of the Securities of that Series selected for redemption and ending at the close of business on the day of such delivery, or (b) to register the transfer of or exchange the Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

Section 2.8 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a replacement Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a replacement Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

Upon the issuance of any replacement Security under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Security of any Series issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.9 Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section 2.9 as not outstanding.

If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

The Company may purchase or otherwise acquire the Securities, whether by open market purchases, negotiated transactions or otherwise. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

Section 2.10 Treasury Securities.

In determining whether the Holders of the required principal amount of the Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, the Securities of a Series owned by the Company or any Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only the Securities of a Series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11 Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the definitive Securities.

Section 2.12 Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Agents shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Company. The Company may not issue new Securities to replace the Securities that it has paid or delivered to the Trustee for cancellation.

Section 2.13 Defaulted Interest.

If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Securityholders of the Series on a subsequent special record date. The Company shall fix the record date and payment date. At least 10 days before the record date, the Company shall deliver to the Trustee and to each Securityholder of the Series a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

Section 2.14 Global Securities.

2.14.1

Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.7 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 of this Indenture for the Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (a) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (b) the Company executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for the Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.14.1, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.14.2	Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.”

2.14.3

Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

2.14.4

Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof, which in the case of a Depositary therefor will be made in accordance with its applicable procedures.

2.14.5

Holders. The Company, the Trustee and each Agent shall treat the Person in whose name any Security is registered in the register maintained by the Registrar as the Holder for all purposes including for purposes of obtaining any consents, declarations, waivers or directions permitted or required to be given by the Holders pursuant to this Indenture.

2.14.6

None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders with respect to the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

Section 2.15 CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP,” “ISIN” and/or “Common Code” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” and/or “Common Code” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that No representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE III.

REDEMPTION OF SECURITIES AND SINKING FUND PROVISIONS

Section 3.1 Notice to Trustee; No Liability for Calculations.

The Company may, with respect to any Series of Securities, reserve the right to redeem and pay such Series of Securities or may covenant to redeem and pay such Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for, as applicable, in the Board Resolution, Officers’ Certificate or supplemental indenture relating to such Series. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Series of Securities to be redeemed at least 45 days before a redemption date (or such shorter notice period as may be acceptable to the Trustee). The Trustee shall have no liability with respect to or obligation to calculate the redemption price of any Securities to be redeemed pursuant to this Indenture.

Section 3.2 Selection of Securities to be Redeemed.

Unless otherwise indicated for a particular Series by a Board Resolution, Officers’ Certificate or a supplemental indenture, if less than all of the Securities of a Series are to be redeemed at any time, the Trustee will select the Securities of a Series to be redeemed by lot, in accordance with the Depositary’s applicable procedures unless otherwise required by law or applicable stock exchange. The Trustee will not be liable for selections made by it as contemplated in this Section 3.2.

Notices of purchase or redemption will be given to each Holder pursuant to Section 3.3 and Section 10.1.

Section 3.3 Notice of Redemption.

Unless otherwise indicated for a particular Series by Board Resolution, Officers’ Certificate or supplemental indenture, at least 30 days but not more than 60 days before a redemption date, the Company will deliver a notice of redemption to each Holder whose Securities are to be redeemed in accordance with Section 10.1, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article VIII hereof.

The notice shall identify the Securities to be redeemed and corresponding CUSIP, ISIN or Common Code numbers, as applicable, and will state:

(a)	the redemption date;

(b)	the redemption price and the amount of accrued interest, if any, to be paid;

(c)

if any Global Security is being redeemed in part, the portion of the principal amount of such Global Security to be redeemed and that, after the redemption date upon surrender of such Global Security, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;

(d)

if any Certificated Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed, and that, after the redemption date, upon surrender of such Security, a new Certificated Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Certificated Security;

(e)	the name and address of the Paying Agent(s) to which the Securities are to be surrendered for redemption;

(f)	that the Securities called for redemption must be surrendered to the relevant Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any;

(g)	that, unless the Company defaults in making such redemption payment, interest on the Securities called for redemption cease to accrue on and after the redemption date;

(h)	that the Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(i)	the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

(j)	that No representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code numbers, if any, listed in such notice or printed on the Securities.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that unless otherwise indicated for a particular Series by Board Resolution, Officers’ Certificate or supplemental indenture, the Company has delivered to the Trustee, at least 35 days prior to the redemption date (unless a shorter period is agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4 Effect of Notice of Redemption.

Once notice of redemption is mailed or published as provided in Section 3.3, the Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price. Unless otherwise indicated for a particular Series by Board Resolution, Officers’ Certificate or supplemental indenture, a notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued and unpaid interest up to but not including the redemption date.

On or after any purchase or redemption date, unless the Company defaults in payment of the purchase or redemption price, interest shall cease to accrue on the Securities or portions thereof tendered for purchase or called for redemption.

Section 3.5 Deposit of Redemption Price.

On or before 10:00 a.m., New York City time any redemption date, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Securities to be redeemed on that date.

Section 3.6 Securities Redeemed in Part.

Upon surrender of a Certificated Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Certificated Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered and concurrently cancel the surrendered Certificated Security.

Section 3.7 Sinking Fund.

Unless otherwise indicated for a particular Series by Board Resolution, Officers’ Certificate or supplemental indenture, the provisions of Sections 3.7, 3.8 and 3.9 shall be applicable to any sinking fund for the retirement of the Securities of a Series.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of the Securities of any Series is referred to as an “optional sinking fund payment.” If provided for by the terms of the Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.8. Each sinking fund payment shall be applied to the redemption of the Securities of any Series as provided for by the terms of the Securities of such Series.

Section 3.8 Satisfaction of Sinking Fund Payments with Securities.

The Company (a) may deliver outstanding Securities of a Series other than any Securities previously called for redemption and (b) may apply as a credit the Securities of a Series that have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such Series required to be made pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 3.9 Redemption of Securities for Sinking Fund.

Not less than 35 days prior to each sinking fund payment date for any Series of Securities (unless a shorter period is agreed to by the Trustee), the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that Series pursuant to the terms of the Series, the portion thereof, if any, that is to be satisfied by payment of cash in the currency in which the Securities of such Series are denominated (except as provided pursuant to Section 2.2), the portion thereof, if any, that is to be satisfied by delivering and crediting the Securities of that Series pursuant to Section 3.8 and the basis for such credit. Together with such Officers’ Certificate, the Company will deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3.

ARTICLE IV.

COVENANTS

Section 4.1 Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay the principal of, and premium, if any, and interest on, the Securities of that Series in accordance with the terms of such Securities and this Indenture. Unless otherwise provided by Board Resolution, Officers’ Certificate or supplemental indenture for a particular Series, at or before 10:00 a.m., New York City time, on the applicable payment date, redemption date or repurchase date, the Company shall deposit with the Paying Agent money sufficient to pay the principal of, and premium, if any, and interest on, the Securities of each such Series in accordance with the terms of such Securities and this Indenture.

Section 4.2 Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of the fiscal year of the Company (which as of the date of this Indenture is December 31, or if the fiscal year with respect to the Company is changed so that it ends on a date other than December 31, such other fiscal year end date as the Company shall notify to the Trustee in writing,) an Officers’ Certificate (which need not contain the statements provided for in Section 10.4), signed by the principal executive, principal financial or principal accounting officer, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Company is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge). Such Officers’ Certificate need not include a reference to any non-compliance that has been fully cured prior to the date as of which such certificate speaks.

The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, within 30 days upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.3 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though No such law has been enacted.

Section 4.4 Corporate Existence.

Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of its business and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

Section 4.5 Reports.

(a)

Whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company shall file with the Trustee, within the time periods specified by the SEC’s rules and regulations, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company would be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The Company shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR (or any successor electronic delivery procedure).

(b)

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE V.

SUCCESSORS

Section 5.1 Consolidation, Merger and Sale of Assets.

The Company may not consolidate with or merge into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person unless either the Company is the surviving corporation or the resulting, surviving or transferee entity is a corporation organized under the laws of the United States or, if such Person is not a corporation, a co-obligor of the Securities is a corporation organized under any such laws, and any successor or purchaser expressly assumes the Company’s obligations under this Indenture and the Securities, by an indenture supplemental to this Indenture to which the Company is a party to, and immediately after which, no Default or Event of Default, shall have occurred and be continuing. An Officers’ Certificate and an Opinion of Counsel will be delivered to the Trustee, which will serve as conclusive evidence of compliance with this Section 5.1.

ARTICLE VI.

DEFAULTS AND REMEDIES

Section 6.1 Events of Default.

The following are “Events of Default” with respect to the Securities of any Series, unless in the establishing Board Resolution, Officers’ Certificate or supplemental indenture, it is provided that such Series shall not have the benefit of said Event of Default:

(a)	failure to pay any interest on the Securities within 30 days after such interest becomes due and payable by the terms of the Securities of such Series;

(b)	failure to pay principal of (or premium, if any, on) the Securities at maturity, or if applicable, the redemption price, when the same becomes due and payable;

(c)	failure to pay any sinking fund installment as and when the same shall become due and payable by the terms of the Securities, and continuance of such default for a period of 30 days;

(d)

failure to comply with any of the covenants or agreements in the Securities or this Indenture (other than an agreement or covenant that the Company has included in this Indenture solely for the benefit of another Series of Securities) for 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company by the Holders of at least 25% in principal amount of all outstanding Securities of a Series affected by that failure a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e)

default in the payment of principal when due or resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25,000,000 and the indebtedness is not discharged or acceleration is not rescinded or annulled within ten days after written notice of the default to us by the Trustee or to the Company and the Trustee by the Holders of at least 25.0% in aggregate principal amount of the Securities of such series then outstanding; provided that the Event of Default will be deemed cured or waived if the Default that resulted in the acceleration of the other indebtedness is cured or waived or the indebtedness is discharged;

(f)	the Company pursuant to or within the meaning of any Bankruptcy Law:

(i)	commences a voluntary case,

(ii)	consents to the entry of an order for relief against it in an involuntary case,

(iii)	consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv)	makes a general assignment for the benefit of its creditors,

(v)	generally is unable to pay its debts as the same become due;

(g)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)	is for relief against the Company in an involuntary case,

(ii)	appoints a Custodian of the Company or for all or substantially all of its property, or

(iii)	orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 90 days; and

(h)	any other Event of Default provided in the supplemental indenture, Officers’ Certificate or Board Resolution under which such Series of Securities is issued or in the form of Security for such Series.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under one Series of Securities issued under this Indenture will not necessarily be a default under another Series of Securities under this Indenture.

Section 6.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default for a Series of Securities occurs and is continuing (other than an Event of Default referred to in Section 6.1(e) or (f)), the Trustee or the Holders of at least 25% in principal amount of such Series of Securities may require the Company to pay immediately the principal amount plus accrued and unpaid interest on such Securities. If an Event of Default referred to in Section 6.1(e) or (f) occurs, the principal amount plus accrued and unpaid interest on such Series of Securities will become immediately due and payable without any action on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, the Holders of a majority in principal amount of the outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a)	the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i)	all overdue interest on all Securities of that Series,

(ii)

the principal of (and premium, if any, on) any Securities of that Series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(iii)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(iv)	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)

all Events of Default with respect to the Securities of that Series, other than the non-payment of the principal and interest, if any, of the Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a)	default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days,

(b)	default is made in the payment of principal of any Security at the Maturity thereof, or

(c)	default is made in the deposit of any sinking fund payment when and as due by the terms of a Security,

then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company, or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)

to file and prove a claim for the whole amount of principal and interest owing and unpaid with respect to the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)	to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote with respect to the claim of any Holder in any such proceeding.

Section 6.5 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities with respect to which such judgment has been recovered.

Section 6.6 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 7.6;

Second: To the payment of all senior indebtedness of the Company if and to the extent required by Article XI;

Third: To the payment of the amounts then due and unpaid for principal of, and premium, if any, and interest on, the Securities with respect to which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Fourth: To the Company.

Section 6.7 Limitation on Suits.

A Holder of the Securities of any Series may pursue any remedy under this Indenture applicable to the Securities of such Series only if:

(a)	the Holder gives the Trustee written notice of a continuing Event of Default for the Securities of such Series;

(b)	the Holders of at least 25% in principal amount of the outstanding Securities of such Series make a written request to the Trustee to pursue the remedy;

(c)	the Holders furnish to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request;

(d)	the Trustee fails to act for a period of 60 days after receipt of notice and furnishing of indemnity; and

(e)	during that 60-day period, the Holders of a majority in principal amount of the outstanding Securities of such Series do not give the Trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a Holder of Securities to sue for enforcement of any overdue payment with respect to such Securities.

Section 6.8 Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though No such proceeding had been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Control by Holders.

The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that:

(a)	such direction shall not be in conflict with any rule of law or with this Indenture,

(b)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c)

the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would expose the Trustee to personal liability or that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such direction.

Section 6.13 Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his, her or its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits, and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by any Holder for the enforcement of the payment of the principal and interest, if any, on any Security on or after the Stated Maturity expressed in such Security (or, in the case of redemption, on the redemption date) or to any suit instituted by the Company, the Trustee, or any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series.

ARTICLE VII.

TRUSTEE

Section 7.1 Duties of Trustee.

(a)

If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)	Except during the continuance of an Event of Default with respect to the Securities of any Series:

(i)

the Trustee need perform only those duties that are specifically set forth in this Indenture and No others, and no implied covenants or obligations shall be read into this Indenture against the Trustee, other than as required under the TIA; and

(ii)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture.

(c)	The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)	this paragraph does not limit the effect of paragraph (b) of this Section 7.1; and

(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

(d)	Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Article VII.

(e)

No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

(f)

The Trustee shall not be liable for interest on or investment of any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium (if any) and interest on the Securities.

Section 7.2 Rights of Trustee.

(a)

The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, security or other paper or document.

(b)

Before the Trustee acts or refrains from acting, it shall be required to receive an Officers’ Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such instruction, Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)

The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)

The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Holders of a majority in aggregate principal amount of the relevant Series of Securities.

(e)	Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)

Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(g)

The Trustee shall be under No obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Securities pursuant to the provisions of this Indenture, unless such Holders of Securities shall have offered to the Trustee, security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby.

(h)

The Trustee shall not be deemed to have notice of any Event of Default with respect to the Securities unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture and states that it is a notice of default.

(i)

The Trustee may at any time request, and the Company shall deliver an Officers’ Certificate setting forth the specimen signatures and the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j)

Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, pandemics, epidemics, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

(k)

The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent, and each other agent, custodian and other Person employed to act hereunder.

(l)

Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes, and upon Notes executed and delivered in exchange therefor or in place thereof.

(m)	The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(n)

Notwithstanding anything to the contrary set forth herein, in no event shall the Trustee or the Paying Agent be liable for interest on any money received by it (including, but not limited to, any negative interest) except as the Trustee or the Paying Agent may otherwise agree in writing with the Company. In the event that market conditions are such that negative interest applies to amounts deposited with the Trustee or the Paying Agent, the Company shall be responsible for the payment of such interest and the Trustee or the Paying Agent shall be entitled to deduct from amounts on deposit with it an amount necessary to pay such negative interest. For the avoidance of doubt, the compensation, reimbursement and indemnification protections afforded to the Trustee and the Paying Agent under Section 7.7 of this Indenture shall cover any interest-related expenses incurred by the Trustee or the Paying Agent in the performance of their duties hereunder.

(o)	The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

Section 7.3 May Hold Securities.

The Trustee in its individual or any other capacity may become the owner or pledgee of the Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Sections 7.9 and 7.10.

Section 7.4 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity, sufficiency or adequacy of any offering materials, this Indenture or the Securities; it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision hereof; and it shall not be responsible for any statement or recital herein or any statement in any offering materials or the Securities other than its certificate of authentication.

Section 7.5 Notice of Defaults.

If a Default or Event of Default with respect to the Securities of any Series occurs and is continuing and it is actually known to the Trustee, the Trustee shall mail to Holders of Securities of such Series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium (if any) and interest on or any sinking fund installment with respect to the Securities of such Series, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of Holders of Securities of such Series to do so.

Section 7.6 Compensation and Indemnity.

The Company agrees to pay to the Trustee for its acceptance of this Indenture and services hereunder such compensation as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company hereby indemnifies the Trustee, including its officers, directors, employees and agents from, and holds it harmless against any damage, cost, claim, loss, liability or expense (including the reasonable fees and expenses of the Trustee’s agents and counsel and the costs of enforcement of this Indenture or any provision thereof) incurred by it (or with which it may be threatened by reason of acting as or on behalf of the Trustee under this Indenture) arising out of or in connection with its acceptance and administration of the trusts set forth under this Indenture, the performance of its obligations and/or the exercise of its rights hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder, or any other Person) or liability except as set forth in the next following paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; provided, that, such failure to notify the Company shall not relieve the Company from its duty to defend any such claim. The Company shall defend any third party claim, with counsel reasonably acceptable to the Trustee, and the Trustee shall cooperate in the defense, unless, the Trustee, in its reasonable discretion, determines that any actual or potential conflict of interest may exist, in which case the Trustee may have separate counsel, reasonably acceptable to the Company and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent (such consent not to be unreasonably withheld).

The Company shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee as shall have been finally adjudicated by a court of competent jurisdiction to have been directly caused by the Trustee’s own gross negligence or willful misconduct.

To secure the payment obligations of the Company in this Section 7.6, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium (if any) and interest on the Securities of any Series. Such lien and the obligations of the Company under this Section 7.6 shall survive the satisfaction and discharge of this Indenture, the payment of the Securities and/or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

Section 7.7 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.7.

The Trustee may resign and be discharged at any time with respect to the Securities of one or more Series by so notifying the Company in writing. The Holders of a majority in principal amount of the then outstanding Securities of any Series may remove the Trustee with respect to the Securities of such Series by so notifying the Trustee and the Company. The Company may remove the Trustee for any or all Series of the Securities if:

(a)	the Trustee fails to comply with Section 7.9,

(b)	the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law,

(c)	a Custodian or public officer takes charge of the Trustee or its property, or

(d)	the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with respect to the Securities of one or more Series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those Series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such Series). Within one year after the successor Trustee with respect to the Securities of any series takes office, the Holders of a majority in principal amount of the Securities of such Series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Securities of any Series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities of such Series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such Series.

If the Trustee with respect to the Securities of a Series fails to comply with Section 7.9, any Holder of Securities of such Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Securities of such Series.

In case of the appointment of a successor Trustee with respect to the Securities of all Series, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall give a notice of its succession to Holders in accordance with Section 10.2. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.

Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Company’s obligations under Section 7.6 hereof shall continue for the benefit of the retiring Trustee with respect to expense and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers, and duties under this Indenture prior to such replacement.

In case of the appointment of a successor Trustee with respect to the Securities of one or more (but not all) Series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more Series shall execute and deliver an indenture supplement hereto in which each successor Trustee shall accept such appointment and that (a) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, (b) if the retiring Trustee is not retiring with respect to all Securities, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (c) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee. Nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. On request of the Company, or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property held by such retiring Trustee as Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates. Such retiring Trustee shall, however, have the right to deduct its unpaid fees and expenses, including attorneys’ fees.

Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 7.7, the obligations of the Company under Section 7.6 shall continue for the benefit of the retiring Trustee or Trustees.

Section 7.8 Successor Trustee by Merger, Etc.

Subject to Section 7.9, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.9 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

The Trustee for the Securities shall be subject to the provisions of TIA § 310(b) during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 310(b). In determining whether the Trustee has a conflicting interest as defined in TIA § 310(b) with respect to the Securities of any Series, there shall be excluded Securities of any particular Series of Securities other than that Series.

Section 7.10 Preferential Collection of Claims Against Company.

The Trustee is subject to and shall comply with the provisions of TIA § 311(a), as if such section applied hereto, excluding any creditor relationship listed in TIA § 311(b). A Trustee that has resigned or been removed shall be subject to TIA § 311(a), as if such section applied hereto, to the extent indicated therein.

Section 7.11 Reports by Trustee.

(a)

Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 2.1, if required by TIA § 313(a), the Trustee shall transmit, pursuant to TIA § 313(c), a brief report that complies with TIA § 313(a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

(b)	The Trustee shall transmit any reports required by TIA § 313(a) at the times specified therein.

(c)

A copy of such report, if any, described in Section 7.11(a) and (b) shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the SEC and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

ARTICLE VIII.

DISCHARGE OF INDENTURE

Section 8.1 Termination of Company’s Obligations.

(a)

This Indenture shall cease to be of further effect with respect to the Securities of a Series (except that all obligations of the Company under Section 7.6, the Trustee’s and Paying Agent’s obligations under Section 8.3 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive), and the Trustee, on written demand of the Company shall execute instruments acknowledging the satisfaction and discharge of this Indenture with respect to the Securities of such Series, when:

(i)	either

(A)

all outstanding Securities of such Series theretofore authenticated and issued (other than destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(B)	all outstanding Securities of such Series not theretofore delivered to the Trustee for cancellation:

(1)	have become due and payable, or

(2)	will become due and payable at their Stated Maturity within one year, or

(3)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and, in the case of clause (1), (2) or (3) above, the Company has irrevocably deposited or caused to be deposited with the Trustee as funds the entire amount (immediately available to the Holders in the case of clause (1)) in trust for such purpose (x) cash in an amount, or (y) Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash in an amount or (z) a combination thereof which will be sufficient, in the opinion (in the case of (y) or (z)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Securities of such Series for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or for principal, premium, if any, and interest to the Stated Maturity or redemption date, as the case may be; or

(C)	the Company has properly fulfilled such other means of satisfaction and discharge, as contemplated by Section 2.2 to be applicable to the Securities of such Series:

(i)	the Company has paid or caused to be paid all other sums payable by it hereunder with respect to the Securities of such Series; and

(ii)

the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of such Series have been complied with, together with an Opinion of Counsel to the same effect.

(b)

Unless this Section 8.1(b) is specified as not being applicable to the Securities of a Series as contemplated by Section 2.2, the Company may terminate certain of its obligations under this Indenture (“covenant defeasance”) with respect to the Securities of a Series if:

(i)

the Company has irrevocably deposited or caused to be deposited with the Trustee as funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Securities of such Series, (x) cash in an amount, or (y) Government Obligations with respect to such Series, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash in an amount or (z) a combination thereof which will be sufficient, in the opinion (in the case of (y) or (z)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and premium (if any) and interest on all Securities of such Series on each date that such principal, premium (if any) or interest is due and payable and (at the Stated Maturity thereof or upon redemption as provided in Section 8.1(e)) to pay all other sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such Government Obligations to the payment of said principal, premium (if any) and interest with respect to the Securities of such Series as the same shall become due;

(ii)

the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of such Series have been complied with, and an Opinion of Counsel to the same effect;

(iii)

no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings);

(iv)

such defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a Party or by which it is bound;

(v)

the Company shall have delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee to the effect that the Holders and beneficial owners of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such Company’s exercise of its option under this Section 8.1(b) and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised; and

(vi)	the Company has complied with any additional conditions specified pursuant to Section 2.2 to be applicable to the discharge of the Securities of such Series pursuant to this Section 8.1.

In such event, this Indenture shall cease to be of further effect (except as set forth in this paragraph), and the Trustee, on written demand of the Company, shall execute instruments acknowledging satisfaction and discharge under this Indenture. However, the Company’s obligations in Sections 2.4, 2.5, 2.6, 2.7, 2.8, 4.1, 5.1, 7.6 and 7.7, the Trustee’s and Paying Agent’s obligations in Section 8.3 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive until all Securities of such Series are no longer outstanding. Thereafter, only the obligations of the Company in Section 7.6 and the Trustee’s and Paying Agent’s obligations in Section 8.3 shall survive with respect to the Securities of such Series.

In order to have money available on a payment date to pay principal of or premium (if any) or interest on the Securities, the Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. Government Obligations shall not be callable at the issuer’s option.

(c)

If the Company has previously complied or is concurrently complying with the conditions set forth in Section 8.1(b) (other than any additional conditions specified pursuant to Section 2.2 that are expressly applicable only to covenant defeasance) with respect to the Securities of a Series, then unless this Section 8.1(c) is specified as not being applicable to the Securities of such Series as contemplated by Section 2.2, the Company may elect to be discharged (“legal defeasance”) from its obligations to make payments with respect to the Securities of such Series, if:

(i)

unless otherwise specified with respect to the Securities of such Series as contemplated by Section 2.2, the Company has delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee to the effect that the Holders and beneficial owners of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such Company’s exercise of its option under this Section 8.1(c) and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which opinion is based on (A) a private ruling of the Internal Revenue Service addressed to the Company, (B) a published ruling of the Internal Revenue Service or (C) a change in the applicable Federal income tax law (including regulations) after the Issue Date of the Securities of such Series; and the Company has complied with any other conditions specified pursuant to Section 2.2 to be applicable to the legal defeasance of Securities of such Series pursuant to this Section 8.1(c); and

(ii)

the Company has delivered to the Trustee a Company Request requesting such legal defeasance of the Securities of such Series and an Officers’ Certificate stating that all conditions precedent with respect to such legal defeasance of the Securities of such Series have been complied with, together with an Opinion of Counsel to the same effect.

In such event, the Company will be discharged from its obligations under this Indenture and the Securities of such Series to pay principal of, premium (if any) and interest on, the Securities of such Series, the Company’s obligations under Sections 4.1 and 5.1 shall terminate with respect to such Securities, and the entire indebtedness of the Company evidenced by such Securities shall be deemed paid and discharged.

(d)

If and to the extent additional or alternative means of satisfaction, discharge or defeasance of the Securities of a Series are specified to be applicable to such Series as contemplated by Section 2.2, the Company may terminate any or all of its obligations under this Indenture with respect to its Securities of a Series and any or all of its obligations under the Securities of such Series if it fulfills such other means of satisfaction and discharge as may be so specified, as contemplated by Section 2.2, to be applicable to the Securities of such Series.

(e)

If the Securities of any Series subject to paragraphs (a), (b), (c) or (d) of this Section 8.1 are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund provisions, the terms of the applicable trust arrangement shall provide for such redemption, and the Company shall make such arrangements as are reasonably satisfactory to the Trustee for the giving of notice of redemption in the name, and at the expense, of the Company.

Section 8.2 Application of Trust Money.

The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.1 hereof. It shall apply the deposited money and the money from Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of premium (if any) and interest on the Securities of the Series with respect to which the deposit was made.

Section 8.3 Repayment to Company.

The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or Government Obligations (or proceeds therefrom) held by them at any time upon the written request of the Company.

Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium (if any), interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

Section 8.4 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money or Government Obligations deposited with respect to the Securities of any Series in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture with respect to the Securities of such Series and under the Securities of such Series shall be revived and reinstated as though No deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 8.1; provided, however, that if the Company has made any payment of principal of, premium (if any) or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or the Paying Agent.

ARTICLE IX.

AMENDMENTS AND WAIVERS

Section 9.1 Without Consent of Holders.

Without the consent of any Holder of Securities of a Series, the Company and the Trustee may amend or supplement this Indenture or the Series of Securities in the following circumstances:

(a)	to cure any ambiguity, or correct or supplement any inconsistency;

(b)	to conform the text of this Indenture or the Notes to any Provision of the Description of Notes;

(c)	to provide for the assumption of the Company’s obligations under this Indenture by a successor or transferee upon any merger, consolidation or asset transfer;

(d)	to provide for uncertificated Securities in addition to or in place of Certificated Securities;

(e)	to provide any security for or guarantees of its Securities or for the addition of an additional obligor on its Securities;

(f)	to comply with any requirement to effect or maintain the qualification of this Indenture under the TIA, if applicable;

(g)	to add covenants that would benefit the Holders of its Securities under this Indenture;

(h)

to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall not become effective with respect to any outstanding Securities of any Series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(i)	to provide for the issuance of and establish forms and terms and conditions of a new series of Securities;

(j)

to facilitate the defeasance and discharge of the Securities of any Series otherwise in accordance with Article VIII; provided that any such action does not adversely affect the rights of any holder of outstanding Securities of such Series in any material respect;

(k)

to issue additional Securities of any Series; provided that such additional Securities have the same terms as, and be deemed part of the same Series as, the applicable Series of Securities to the extent required under this Indenture; provided further that if the additional Securities are not fungible with such Series for U.S. federal income tax purposes, the additional Securities will have a separate CUSIP number;

(l)

to evidence and provide for the acceptance of and appointment by a successor trustee or a separate trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;

(m)	to add additional Events of Default with respect to any Series of Securities; and

(n)	to make any change that does not adversely affect the rights of any Holder of any of its outstanding Securities in any material respect.

Section 9.2 With Consent of Holders.

This Indenture or the Securities of a Series may be amended or supplemented, and waivers may be obtained, with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of such Series voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Securities of a Series), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, such Securities of a Series, except a payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Securities of such Series may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities of such Series voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Securities of a Series).

The Holders of a majority in principal amount of the outstanding Securities of a Series issued by the Company may waive any existing or past Default or Event of Default with respect to those Securities. Those Holders may not, however, waive any Default or Event of Default in any payment on any Security.

For the avoidance of doubt, any amendment, supplement or waiver to any Series of Securities made with the consent of Holders of such Series of Securities, shall be made with respect to that Series of Securities only, and not any other Series of Securities.

Section 9.3 Limitations.

Without the consent of each Holder of Securities of a Series affected thereby, an amendment, supplement or waiver may not (with respect to any Securities of such Series held by a non-consenting Holder):

(a)	reduce the percentage in principal amount of the Securities, the consent of whose Holders is required for any amendment, supplement or waiver;

(b)	reduce the rate of or change the time for payment of interest on the Securities of such Series;

(c)	reduce the principal of the Securities of such Series or change the Stated Maturity of the Securities of such Series;

(d)

reduce any premium payable on the redemption of the Securities of such Series or change the time at which the Securities of such Series may or must be redeemed or alter or waive any of the provisions with respect to the redemption of the Securities of such series;

(e)	make payments on the Security of such Series payable in currency other than as originally stated in such Security;

(f)	modify the subordination provisions of the Security of such Series in a manner adverse in any material respect to the Holder thereof;

(g)	impair the Holder’s right to institute suit for the enforcement of any payment on the Security of such Series;

(h)	impair a Holder’s conversion rights; or

(i)	waive a continuing Default or Event of Default regarding any payment on the Securities of such Series.

In the event that consent is obtained from some of the Holders but not from all of the Holders with respect to any amendments or waivers pursuant to clauses (a) through (g) of this Section 9.3, new Securities of such Series with such amendments or waivers will be issued to those consenting Holders. Such new Securities shall have separate CUSIP, ISIN or Common Code numbers from those Securities of such Series held by non-consenting Holders.

Section 9.4 Form of Amendments.

Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture.

Section 9.5 Revocation and Effect of Consents.

Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his, her or its Security or portion of a Security if the Trustee receives the written notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.

Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (h) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Security that has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 9.6 Notation on or Exchange of the Securities.

The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company, in exchange for its Securities of that Series, may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver.

Section 9.7 Trustee Protected.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with the terms of such supplemental indenture. The Trustee may, but shall not be obligated to, enter into any supplemental indentures or modifications which affect the Trustee’s own rights, duties, liabilities, immunities, or indemnities under this Indenture, the Securities or otherwise.

ARTICLE X.

MISCELLANEOUS

Section 10.1 Notices.

Any request, direction, instruction, demand, document, notice or communication by the Company or the Trustee to the other, or by a Holder to the Company or the Trustee, shall be in English and in writing and delivered in person, mailed by first-class mail, or delivered by overnight courier as provided below, or if sent by facsimile transmission or email in PDF format, to a facsimile number or email address, as the case may be, provided by the Company or the Trustee, with a copy, mailed by first-class mail, to the Company or the Trustee, as provided below:

if to the Company:

Tractor Supply Company

5401 Virginia Way

Brentwood, TN 37027

Email: adahl@tractorsupply.com

Attention: Amy Dahl

with a copy to:

Bass, Berry & Sims PLC

21 Platform Way South, Suite 3500

Nashville, TN 37203

Email: sholley@bassberry.com

Attention: D. Scott Holley

if to the Trustee:

Regions Bank

1180 West Peachtree Street

Suite 1200

Atlanta, GA 30309

Email: LeVon.Griffin@Regions.com

Attention: LeVon Griffin

with a copy to:

Alston & Bird

101 S. Tryon St, Suite 4000

Charlotte, NC 28280

Email: adam.smith@alston.com

Attention: Adam Smith

Notices shall be effective upon the recipient’s actual receipt thereof. Any party by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary, any notice or communication to (a) a Securityholder of a Certificated Security shall be mailed by first-class mail to his, her or its address shown on the register kept by the Registrar and (b) a Securityholder of a Global Security shall be delivered to the Depositary in accordance with its applicable procedures. Failure to mail a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

If a notice or communication to any Securityholder is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

With respect to this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including the risk of the Trustee acting on unauthorized instructions, directions, reports, notices or other communications or information, and the risk of interception and misuse by third parties.

Section 10.2 Communication by Holders with Other Holders.

Securityholders of a Series may communicate pursuant to TIA § 312(b), as if such section applied hereto, with other Securityholders of such Series with respect to their rights under this Indenture or the Securities. The Trustee shall comply with the obligations imposed upon it by TIA § 312.

Section 10.3 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)	an Officers’ Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)	an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.4 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)	a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)

a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)	a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.5 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.6 Legal Holidays.

Unless otherwise provided by Board Resolution, Officers’ Certificate or supplemental indenture for a particular Series, a “Legal Holiday” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and No interest shall accrue for the intervening period.

Section 10.7 No Personal Liability of Directors, Officers, Employees and Certain Others.

No director, officer, employee, incorporator or similar founder, stockholder or member of the Company will have any liability for or any obligations of the Company under this Indenture or the Securities or for any claim based on, with respect to or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 10.8 Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, electronic or PDF transmission shall be deemed to be their original signatures for all purposes. For the avoidance of doubt, the words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless agreed to by it pursuant to procedures approved by such it.

Section 10.9 Governing Laws.

THIS INDENTURE AND THE SECURITIES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 10.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.11 Successors.

All agreements of the Company in this Indenture and the Securities shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.12 Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.13 Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in No way modify or restrict any of the terms or provisions hereof.

Section 10.14 Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due with respect to the principal of or interest or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the recipient could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then the rate of exchange used shall be the rate at which in accordance with normal banking procedures the recipient could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a) of this clause), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable with respect to such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a Legal Holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

Section 10.15 English Language.

This Indenture has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications delivered pursuant to this Indenture (including any modifications or supplements hereto), shall be in the English language, or accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Indenture, and absent manifest error, control the meaning of the matters set out therein.

Section 10.16 Submission to Jurisdiction.

Any suit, action or proceeding against the Company or its respective properties, assets or revenues with respect to this Indenture or the Securities (a “Related Proceeding”) may be brought in any state or Federal court in the Borough of Manhattan in The City of New York, New York, as the Person bringing such Related Proceeding may elect in its sole discretion. The Company hereby consents to the non-exclusive jurisdiction of each such court for the purpose of any Related Proceeding and has irrevocably waived any objection to the laying of venue of any Related Proceeding brought in any such court and to the fullest extent it may effectively do so and the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.

Section 10.17 Waiver of Immunity.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity with respect to its obligations under this Indenture, and, the Securities.

Section 10.18 Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 10.19 USA Patriot Act.

The parties hereto acknowledge that in accordance with § 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the USA Patriot Act as such requirements pertain to this Indenture.

Section 10.20 Entire Agreement.

This Indenture sets forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior written agreements and understandings, oral or written.

ARTICLE XI.

SUBORDINATION

Section 11.1 Subordination Terms.

The Securities of a Series issued hereunder shall be subordinated in right of payment to the extent provided in the subordination terms with respect to the Securities of such Series that are established pursuant to Section 2.2.

Section 11.2 Notice to Trustee.

The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities. Failure to give such notice shall not affect in any manner the subordination of the Securities to Senior Indebtedness. Notwithstanding the provisions of this or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof at the address specified in Section 10.1 from the Company or a holder of Senior Indebtedness or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Responsible Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of the principal amount, accrued original issue discount, redemption price or interest, if any, as the case may be, in respect of any Security), the notice with respect to such money provided for in this Section 11.2, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

Subject to the provisions of Section 7.1, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article XI, and if such evidence is not furnished, the Trustee may defer any payment that it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

Section 11.3 Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee, subject to the provisions of Section 7.1, and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, Custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

Section 11.4 Trustee Not Fiduciary for Holders of Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XI or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XI and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

Section 11.5 Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights.

The Trustee or any Authenticating Agent in its individual capacity shall be entitled to all the rights set forth in this Article XI with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any authenticating agent of any of its rights as such holder.

Nothing in this Article XI or the subordination terms with respect to the Securities of such Series that are established pursuant to Section 2.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.6.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Tractor Supply Company

By:
Name:
Title:

Regions Bank, as Trustee

By:
Name:
Title: